Exhibit 99.3

MetLife Insurance Company of Connecticut

Unaudited Pro Forma Condensed Combined Financial Statements

In the second quarter of 2013, MetLife, Inc. announced its plans to merge three U.S.-based life insurance companies and an offshore reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The companies to be merged are MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company (“MLI-USA”), a wholly-owned subsidiary of MetLife Insurance Company of Connecticut, and MetLife Investors Insurance Company (“MLIIC”), each a U.S. insurance company that issues variable annuity products in addition to other products, and Exeter Reassurance Company, Ltd. (“Exeter”), a reinsurance company that mainly reinsures guarantees associated with variable annuity products. MetLife Insurance Company of Connecticut, which is expected to be renamed and domiciled in Delaware, will be the surviving company. Exeter, formerly a Cayman Islands company, was re-domesticated to Delaware in October 2013. Effective January 1, 2014, following receipt of New York State Department of Financial Services approval, MetLife Insurance Company of Connecticut withdrew its license to issue insurance policies and annuity contracts in New York. Also, effective January 1, 2014, MetLife Insurance Company of Connecticut reinsured with an affiliate all existing New York insurance policies and annuity contracts that include a separate account feature. Following the Mergers and subject to certain regulatory approvals, MetLife Insurance Company of Connecticut will likely enter into transactions to transfer to one or more affiliates certain business that is currently reinsured by Exeter. The Mergers are expected to occur in the fourth quarter of 2014, subject to regulatory approvals.

The unaudited pro forma condensed combined financial statements and accompanying notes present the impact of the Mergers as a transaction among entities under common control which is more fully described in the notes to the unaudited pro forma condensed combined financial statements. Transactions among entities under common control are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The unaudited pro forma condensed combined financial statements include historical audited amounts as of December 31, 2013 and for the years ended December 31, 2013, 2012 and 2011, for MetLife Insurance Company of Connecticut and its subsidiaries, including MLI-USA (collectively “MICC”), MLIIC and Exeter. The unaudited pro forma condensed combined financial statements give effect to the Mergers as if they had occurred (i) on December 31, 2013 for purposes of the unaudited pro forma condensed combined balance sheet and (ii) on January 1, 2011 for purposes of the unaudited pro forma condensed combined statements of operations for the years ended December 31, 2013, 2012 and 2011. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the Mergers, factually supportable, and are expected to have a continuing impact on the combined results. It is likely that the actual adjustments reflected in the final accounting, that will consider additional available information, will differ from the pro forma adjustments and it is possible the differences may be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes. In addition, the unaudited proforma condensed combined financial statements were derived from and should be read in conjunction with the audited historical consolidated financial statements of MICC included in its Annual Report on Form 10-K for the year ended December 31, 2013, as well as the audited historical balance sheets of MLIIC as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2013 together with the notes thereto and balance sheets of Exeter as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2013 together with the notes thereto are included as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K with which this financial information is filed as Exhibit 99.3.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to reflect the results of operations or the financial position of the combined company that would have resulted had the Mergers been effective as of and during the periods presented or the results that may be obtained by the combined company in the future. The unaudited pro forma condensed combined financial statements as of and for the periods presented do not reflect future events that are not directly attributable to the Mergers and that may occur after the Mergers, including, but not limited to, expense efficiencies or revenue enhancements arising from the Mergers or management actions. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statements.

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2013

(In millions, except per share data)

	Historical
	MICC	MetLife Investors Insurance Company	Exeter Reassurance Company Ltd.	Reinsurance Adjustments	Other Adjustments	Notes	Pro Forma Combined
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value	$45,252	$2,250	$1,321	$(695)	$—	3(c)	$48,128
Equity securities available-for-sale, at estimated fair value	418	45	—	—	—		463
Mortgage loans, net; at estimated fair value	7,718	286	—	—	—		8,004
Policy loans	1,219	27	—	—	—		1,246
Real estate and real estate joint ventures	754	—	—	—	—		754
Other limited partnership interests	2,130	32	—	—	—		2,162
Short-term investments, principally at estimated fair value	2,107	75	2,781	(7)	—	3(c)	4,956
Derivative assets	—	—	2,376	—	(2,376)	4(a)	—
Funds withheld at interest	—	—	2,694	—	(2,694)	4(a)	—
Other invested assets, principally at estimated fair value	2,555	68	—	(2,768)	4,570	3(a)-(c), 4(a), 5(a)	4,425

Total investments	62,153	2,783	9,172	(3,470)	(500)		70,138
Cash and cash equivalents, principally at estimated fair value	746	24	630	(604)	—	3(a), (c)	796
Accrued investment income	542	26	94	(29)	(2)	3(c), 5(a)	631
Premiums, reinsurance and other receivables	20,609	1,829	646	(3,170)	—	3(a)-(c)	19,914
Deferred policy acquisition costs and value of business acquired	4,730	291	160	707	—	3(b), (c)	5,888
Current income tax recoverable	192	9	197	—	—		398
Deferred income tax recoverable	—	—	1,529	—	(1,529)	4(b)	—
Goodwill	493	—	—	—	33	4(c)	526
Other assets	794	110	—	34	(33)	3(b), 4(c)	905
Separate account assets	97,780	12,033	—	—	—		109,813

Total assets	$188,039	$17,105	$12,428	$(6,532)	$(2,031)		$209,009

Liabilities and Stockholders’ Equity
Liabilities
Future policy benefits	$27,991	$501	$2,747	$(1,455)	$12	3(b), (c), 4(d)	$29,796
Policyholder account balances	33,453	2,748	2,489	(1,262)	—	3(c)	37,428
Other policy-related balances	3,164	102	2,170	(2,973)	4	3(b), (c), 4(d)	2,467
Policyholder dividends payable	—	—	16	—	(16)	4(d)	—
Payables for collateral under securities loaned and other transactions	6,451	266	—	—	197	4(e)	6,914
Long-term debt	2,251	—	575	—	(500)	5(a)	2,326
Deferred income tax liability	1,385	192	—	272	(1,529)	3(b), 4(b)	320
Derivative liabilities	—	—	2,648	—	(2,648)	4(f)	—
Other liabilities	6,776	94	553	(1,560)	2,449	3(a)-(c), 4(e), 4(f), 5(a)	8,312
Separate account liabilities	97,780	12,033	—	—	—		109,813

Total liabilities	179,251	15,936	11,198	(6,978)	(2,031)		197,376

Stockholders’ Equity
Preferred stock	—	—	—	—	—		—
Common stock, par value $2.50 per share	86	6	—	—	—		92
Additional paid-in capital	6,737	636	4,126	—	—		11,499
Retained earnings (accumulated deficit)	1,076	504	(2,965)	506	—	3(b)	(879)
Accumulated other comprehensive income (loss)	889	23	69	(60)	—	3(c)	921

Total stockholders’ equity	8,788	1,169	1,230	446	—		11,633

Total liabilities and stockholders’ equity	$188,039	$17,105	$12,428	$(6,532)	$(2,031)		$209,009

See accompanying notes to unaudited pro forma condensed combined financial statements.

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year End December 31, 2013

(In millions)

	Historical
	MICC	MetLife Investors Insurance Company	Exeter Reassurance Company Ltd.	Reinsurance Adjustments	Other Adjustments	Notes	Pro Forma Combined
Revenues
Premiums	$606	$29	$59	$(5)	$—	3(b)	$689
Universal life and investment-type product policy fees	2,336	202	587	(177)	—	3(b), (c)	2,948
Net investment income	2,852	114	35	(16)	(2)	3(c), 5(a)	2,983
Fees on ceded reinsurance and other	—	90	—	—	(90)	4(g)	—
Other revenues	592	—	2	(74)	90	3(b), (c), 4(g)	610
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(9)	—	—	—	—		(9)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(11)	—	—	—	—		(11)
Other net investment gains (losses)	102	1	(57)	59	(45)	3(c), 5(b)	60

Total net investment gains (losses)	82	1	(57)	59	(45)		40
Net derivative gains (losses)	(1,052)	(442)	1,935	375	—	3(c)	816

Total revenues	5,416	(6)	2,561	162	(47)		8,086

Expenses
Policyholder benefits and claims	1,707	48	1,380	(44)	27	3(b), (c), 4(h)	3,118
Interest credited to policyholder account balances	1,037	113	17	(17)	—	3(c)	1,150
Policyholder dividends	—	—	27	—	(27)	4(h)	—
Goodwill impairment	66	—	—	—	—		66
Other expenses	1,659	(11)	101	215	(2)	3(b)-(d), 5(a)	1,962

Total expenses	4,469	150	1,525	154	(2)		6,296

Income (loss) from continuing operations before provision for income tax	947	(156)	1,036	8	(45)		1,790
Provision for income tax expense (benefit)	227	(67)	364	3	(16)	3(e), 5(c)	511

Income from continuing operations, net of income tax	$720	$(89)	$672	$5	$(29)		$1,279

See accompanying notes to unaudited pro forma condensed combined financial statements.

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year End December 31, 2012

(In millions)

	Historical
	MICC	MetLife Investors Insurance Company	Exeter Reassurance Company Ltd.	Reinsurance Adjustments	Other Adjustments	Notes	Pro Forma Combined
Revenues
Premiums	$1,261	$11	$950	$(888)	$—	3(b),(c)	$1,334
Universal life and investment-type product policy fees	2,261	198	548	(183)	—	3(b),(c)	2,824
Net investment income	2,952	113	21	(2)	(26)	3(c), 5(a)	3,058
Fees on ceded reinsurance and other	—	93	—	—	(93)	4(g)	—
Other revenues	511	—	23	(24)	93	3(c), 4(g)	603
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(52)	(2)	—	—	—		(54)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	3	—	—	—	—		3
Other net investment gains (losses)	201	(2)	42	(37)	—	3(c)	204

Total net investment gains (losses)	152	(4)	42	(37)	—		153
Net derivative gains (losses)	1,003	329	(3,677)	1,432	—	3(c)	(913)

Total revenues	8,140	740	(2,093)	298	(26)		7,059

Expenses
Policyholder benefits and claims	2,389	100	1,812	(1,001)	30	3(b),(c), 4(h)	3,330
Interest credited to policyholder account balances	1,147	118	17	(17)	—	3(c)	1,265
Policyholder dividends	—	—	30	—	(30)	4(h)	—
Goodwill impairment	394	—	—	—	—		394
Other expenses	2,720	229	206	(709)	(26)	3(b)-(d), 5(a)	2,420

Total expenses	6,650	447	2,065	(1,727)	(26)		7,409

Income (loss) from continuing operations before provision for income tax	1,490	293	(4,158)	2,025	—		(350)
Provision for income tax expense (benefit)	372	94	(1,455)	709	—	3(e), 5(c)	(280)

Income (loss) from continuing operations, net of income tax	$1,118	$199	$(2,703)	$1,316	$—		$(70)

See accompanying notes to unaudited pro forma condensed combined financial statements.

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year End December 31, 2011

(In millions)

	Historical
	MICC	MetLife Investors Insurance Company	Exeter Reassurance Company Ltd.	Reinsurance Adjustments	Other Adjustments	Notes	Pro Forma Combined
Revenues
Premiums	$1,828	$7	$72	$(9)	$—	3(b)	$1,898
Universal life and investment-type product policy fees	1,956	204	433	(136)	—	3(b),(c)	2,457
Net investment income	3,074	114	17	3	(9)	3(c), 5(a)	3,199
Fees on ceded reinsurance and other	—	104	—	—	(104)	4(g)	—
Other revenues	508	—	44	(55)	104	3(b),(c), 4(g)	601
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(42)	—	—	—	—		(42)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(5)	—	—	—	—		(5)
Other net investment gains (losses)	82	(5)	(1)	—	—		76

Total net investment gains (losses)	35	(5)	(1)	—	—		29
Net derivative gains (losses)	1,096	326	230	(787)	—	3(c)	865

Total revenues	8,497	750	795	(984)	(9)		9,049

Expenses
Policyholder benefits and claims	2,660	59	309	(88)	31	3(b),(c), 4(h)	2,971
Interest credited to policyholder account balances	1,189	127	16	(16)	—	3(c)	1,316
Policyholder dividends	—	—	31	—	(31)	4(h)	—
Other expenses	2,981	259	170	(101)	(9)	3(b)-(d), 5(a)	3,300

Total expenses	6,830	445	526	(205)	(9)		7,587

Income (loss) from continuing operations before provision for income tax	1,667	305	269	(779)	—		1,462
Provision for income tax expense (benefit)	493	90	94	(272)	—	3(e), 5(c)	405

Income (loss) from continuing operations, net of income tax	$1,174	$215	$175	$(507)	$—		$1,057

See accompanying notes to unaudited pro forma condensed combined financial statements.

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

In the second quarter of 2013, MetLife, Inc. announced its plans to merge three U.S.-based life insurance companies and an offshore reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The companies to be merged are MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company (“MLI-USA”), a wholly-owned subsidiary of MetLife Insurance Company of Connecticut, and MetLife Investors Insurance Company (“MLIIC”), each a U.S. insurance company that issues variable annuity products in addition to other products, and Exeter Reassurance Company, Ltd. (“Exeter”), a reinsurance company that mainly reinsures guarantees associated with variable annuity products. MetLife Insurance Company of Connecticut, which is expected to be renamed and domiciled in Delaware, will be the surviving company. Exeter, formerly a Cayman Islands company, was re-domesticated to Delaware in October 2013. Effective January 1, 2014, following receipt of New York State Department of Financial Services approval, MetLife Insurance Company of Connecticut withdrew its license to issue insurance policies and annuity contracts in New York. Also, effective January 1, 2014, MetLife Insurance Company of Connecticut reinsured with an affiliate all existing New York insurance policies and annuity contracts that include a separate account feature. Following the Mergers and subject to certain regulatory approvals, MetLife Insurance Company of Connecticut will likely enter into transactions to transfer to one or more affiliates certain business that is currently reinsured by Exeter. The Mergers are expected to occur in the fourth quarter of 2014, subject to regulatory approvals.

2. Basis of Presentation

The Mergers represent a transaction among entities under common control. Transactions among entities under common control are accounted for as if the transaction occurred at the beginning of the earliest date presented and prior years are retrospectively adjusted to furnish comparative information similar to the pooling method. The unaudited pro forma condensed combined financial statements include historical amounts derived from the audited financial statements as of December 31, 2013 and for the years ended December 31, 2013, 2012 and 2011, for MetLife Insurance Company of Connecticut and its subsidiaries, including MLI-USA (collectively “MICC”), MLIIC and Exeter. The unaudited pro forma condensed combined financial statements give effect to the Mergers as if they had occurred (i) on December 31, 2013 for purposes of the unaudited pro forma condensed combined balance sheet and (ii) on January 1, 2011 for purposes of the unaudited pro forma condensed combined statements of operations for the years ended December 31, 2013, 2012 and 2011.

The unaudited pro forma condensed combined financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and presented in accordance with the requirements of Article 11 of Regulation S-X published by the U.S. Securities and Exchange Commission. In accordance with Article 11 of Regulation S-X, discontinued operations have been excluded from the presentation of the unaudited pro forma condensed combined statements of operations.

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the Mergers, factually supportable, and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements exclude the effects of adjustments that rely on highly judgmental estimates including how historical management practices and operating decisions may or may not have changed as a result of the Mergers.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to reflect the results of operations or the financial position of the combined company that

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS — (CONTINUED)

would have resulted had the Mergers been effective during the periods presented or the results that may be obtained by the combined company in the future.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited historical consolidated financial statements of MICC included in its Annual Report on Form 10-K for the year ended December 31, 2013 as well as the audited historical balance sheets of MLIIC as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2013 together with the notes thereto and balance sheets of Exeter as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2013 together with the notes thereto are included as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K with which this financial information is filed as Exhibit 99.3.

3. Reinsurance Adjustments

In connection with the Mergers, adjustments have been included for new and planned reinsurance agreements, for the recapture of certain reinsurance agreements and to eliminate non-recurring bank fees. The total of the reinsurance adjustments at December 31, 2013 resulted in changes to total assets of ($6,532) million, total liabilities of ($6,978) million, and total stockholders’ equity of $446 million and for the years ended December 31, 2013, 2012 and 2011 resulted in changes to total revenues of $162 million, $298 million and ($984) million, respectively, and to total expenses of $154 million, ($1,727) million, and ($205) million, respectively.

(a)	Adjustment to increase total assets and total liabilities by $97 million to record a new reinsurance agreement. Effective January 1, 2014, MetLife Insurance Company of Connecticut reinsured with Metropolitan Life Insurance Company, an affiliate, all existing New York insurance policies and annuity contracts that include a separate account feature. The new reinsurance agreement was entered into in connection with MetLife Insurance Company of Connecticut withdrawing its license to issue insurance policies and annuity contracts in New York.
(b)	Adjustment to eliminate reinsurance transactions among the merging companies. The adjustments at December 31, 2013 include: changes of ($4,045) million to total assets, ($4,551) million to total liabilities and $506 million to retained earnings. The adjustments for the years ended December 31, 2013, 2012 and 2011 include: reductions to total revenue of $73 million, $0 and $12 million, respectively, and changes to other expenses of $208 million, ($690) million and ($61) million, respectively.
(c)	Adjustment to reflect planned reinsurance transactions to transfer to one or more affiliates certain business that is currently reinsured by Exeter. The adjustments at December 31, 2013 include: reductions of $2,584 million to total assets, $2,524 million to total liabilities and $60 million to accumulated other comprehensive income (loss). The adjustments for the years ended December 31, 2013, 2012 and 2011 include: changes to total revenue of $235 million, $298 million and ($972) million, respectively, and reductions to other expenses of $37 million, $1,018 million and $119 million, respectively.
(d)	Adjustment to eliminate from other expenses non-recurring credit facility usage fees for letters of credit, which were held to collateralize assumed liabilities and which were canceled when Exeter re-domesticated to Delaware of $17 million, $19 million and $25 million, for the years ended December 31, 2013, 2012 and 2011, respectively.

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS — (CONTINUED)

(e)	Adjustment for the income tax impact for all reinsurance adjustments at the federal statutory tax rate of 35%.

4. Reclassification Adjustments

Reclassification adjustments, included in other adjustments, are reflected herein to conform the presentation of Exeter’s and MLIIC’s financial statements to the presentation of MICC’s financial statements.

(a)	Adjustment to reclassify derivative assets of $2,376 million and funds withheld at interest of $2,694 million to other invested assets.
(b)	Adjustment to net deferred income tax recoverable of $1,529 million with deferred income tax liability.
(c)	Adjustment to reclassify goodwill of $33 million from other assets to goodwill.
(d)	Adjustment to reclassify policyholder dividends payable of $12 million and $4 million to future policy benefits and other policy-related balances, respectively.
(e)	Adjustment to reclassify cash collateral on deposit of $197 million from other liabilities to payables for collateral under securities loaned and other transactions.
(f)	Adjustment to reclassify derivative liabilities of $2,648 million to other liabilities.
(g)	Adjustment to reclassify fees on ceded reinsurance and other of $90 million, $93 million and $104 million to other revenues for the years ended December 31, 2013, 2012 and 2011, respectively.
(h)	Adjustment to reclassify policyholder dividends of $27 million, $30 million and $31 million to policyholder benefits and claims for the years ended December 31, 2013, 2012 and 2011, respectively.

5. Other Adjustments

The following other pro forma adjustments have been recorded in the unaudited pro forma condensed combined financial statements.

(a)	Adjustments to eliminate related party debt transactions among the merging entities. The adjustments at December 31, 2013 include: reductions of $2 million to accrued investment income and other liabilities and reductions of $500 million to other invested assets and long-term debt. The adjustments for the year ended December 31, 2013, 2012 and 2011 include: reductions of $2 million, $26 million and $9 million, respectively, to net investment income and other expenses.
(b)	Adjustment to eliminate related party investment gains for the year ended December 31, 2013. The non-recurring gains were recorded in connection with establishing a custodial account when MetLife Insurance Company of Connecticut withdrew its license to issue insurance policies and annuity contracts in New York.
(c)	Adjustment for the income tax impact for all other adjustments at the federal statutory tax rate of 35%.

6. Forward Looking Statements

These unaudited pro forma condensed combined financial statements may be deemed to be forward looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements are identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. Such statements may include, but are not limited to statements about the benefits of the Mergers, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements

MetLife Insurance Company of Connecticut

(A Wholly-Owned Subsidiary of MetLife, Inc.)

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS — (CONTINUED)

that are not historical facts. These forward looking statements are based largely on management’s expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward looking statements.

7. Subsequent Event

On February 14, 2014, a subsidiary of MetLife Insurance Company of Connecticut entered into a definitive agreement to sell its wholly-owned subsidiary, MetLife Assurance Limited (“MAL”). Beginning in the first quarter of 2014, MICC will account for and report MAL as discontinued operations. These unaudited pro forma condensed combined financial statements exclude the impact of the MAL disposition as the transaction does not meet the significant subsidiary conditions of Article 11 of Regulation S-X and is not directly attributable to the Mergers. The transaction is expected to close in the second quarter of 2014, subject to regulatory approvals and satisfaction of other closing conditions.